Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the State Street Corporation 1997 Equity Incentive Plan, of our report dated January 18, 2000, with respect to the consolidated financial statements of State Street Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
September 22, 2000